EXHIBIT 10

Transition Agreement

This Transition Agreement (the “Agreement”), dated 13 March, 2007, is entered into by and between Hasbro International Inc., trading through its branch Hasbro Europe, with a principal place of business in the United Kingdom at 2 Roundwood Avenue, Uxbridge Middlesex UB11 1AZ (Hasbro International Inc. and its branches, parents, subsidiaries and affiliates being referred to collectively herein as the “Company”, and individually each as a “Group Company”), and Simon Gardner, an individual with a residence at _________________  (“Employee”).

WHEREAS, the Employee has been employed by the Company or one of its Group Companies since 13th July 1992;

WHEREAS, Employee has provided notice of his desire to leave the employ of the Company effective as of November 30, 2007 (the “Termination Date”);

WHEREAS, Employee and the Company wish to provide for a smooth transition and to definitively resolve their respective obligations to each other in connection with the termination of Employee’s employment.

NOW THEREFORE, in return for the mutual promises and consideration set forth in this Agreement, Employee and Company agree as follows:

1.

ARRANGEMENTS PRIOR TO TERMINATION

1.1

Employee shall continue to work in his current role on a full-time basis up to and including March 31, 2007.

1.2

From April 1, 2007 through the Termination Date, Employee shall be on Garden Leave.  During the period of Garden Leave, the Company shall be under no obligation to provide any work to, or vest any powers in, Employee, who shall not attend his place of work and shall have no right to perform any services for the Company.  The Company shall have the ability to request services on various matters of its choosing from Employee during the period of Garden Leave, but except as provided in clause 3.5, Employee shall be under no obligation to provide same.

1.3

The Company shall pay Employee his salary and car allowance and shall continue to provide applicable benefits (subject to the rules of the relevant benefit schemes in force from time to time) in the usual way up to the Termination Date; provided, however, that Employee agrees that he will neither be entitled to nor will receive any further awards under any of the Company’s long-term incentive plans (including, without limitation, any stock option or performance share awards) or any bonus for the fiscal year 2007.  During the Garden Leave period, Employee will be deemed to take any accrued but unused holiday entitlement as may accrue before the Termination Date.

1.4

The payments and benefits in clause 1.3 shall be subject to any tax and national insurance contributions that the Company is obliged by law to pay or deduct.

1.5

Provided Employee submits his business expenses in a manner and for purposes complying with Company policy, the Company shall reimburse Employee for his expenses incurred prior to the Termination Date in the usual manner.  Any business expenses, including but not limited to travel during the Garden Leave period must be pre-approved in writing by Employee’s manager in order to be reimbursable.

2.

COMPANY’S POST-TERMINATION OBLIGATIONS

2.1

The Company shall, no later than 30 days after the Termination Date, pay to Employee £26,414 in compensation for the termination of Employee’s employment and his loss of office (the “Termination Payment”).  The Company and the Employee believe that the Termination Payment will be tax free.  Notwithstanding the foregoing, however, Employee shall indemnify the Company on a continuing basis in respect of any income tax or national insurance contribution (save for employers’ national insurance contributions) in respect of the Termination Payment (and any related interest, penalties, costs and expenses).

2.2

Other than the Termination Payment and amounts payable under the Company’s Pension Scheme, Employee agrees that he will have no entitlement to any payment or other benefits from the Company after the Termination Date.  Without limiting the foregoing, Employee specifically acknowledges that he will not be entitled to any bonus for or relating to services provided during the 2007 fiscal year.  Employee also acknowledges that his rights with respect to any Company stock options will be governed exclusively by the terms of the specific plans pursuant to which such options were granted, and that any options that have not vested as of the Termination Date will expire as of that date and will not be available for exercise.  Except as specifically set forth in this clause 2, Employee expressly waives any right or claim that he has or may have to any payments, benefits, award programmes or grants of any equity interests under any policy or programme of the Company, or to any other payment, benefit or award that he may have been entitled to had his employment not terminated.

3.

EMPLOYEE’S OBLIGATIONS

3.1

Employee shall, prior to March 31, 2007, return to the Company:

(a)

all Confidential Information; and

(b)

all property belonging to the Company including (but not limited to) any Company credit card, keys, security pass, identity badge, pager or fax machine.

(c)

Employee shall be permitted to keep his laptop computer, provided that arrangements are made prior to March 31, 2007 in a manner satisfactory to the Company to erase all Company-related information and remove all company-licensed software residing thereon.

For purposes of this Agreement, “Confidential Information” shall mean any non-publicly available information regarding the Company’s business, operations, marketing and sales plans and strategies, know-how, prospects, objectives, designs, products, sales, technology, distribution, research and development, operations, advertising, methods of pricing, costs, financial condition and results, customers and potential customers, suppliers, employees (including without limitation management organisation and related information, personnel and compensation policies and other information concerning the remuneration and benefits paid to employees of the Company), as well as formulae, patterns, compilations, studies, methods, techniques, processes, and system analyses, and any other non-public financial, commercial, business, technical, and marketing information concerning the Company and/or any of the products or services made, developed, and/or sold by the Company.  “Confidential Information” shall also include any information received from third parties under confidential conditions, but shall exclude any information which is in the public domain other than as a result of the Employee’s breach of his obligations of confidentiality or breach of such obligations by another person. For the avoidance of doubt, nothing in this clause shall prejudice the rights conferred by or  referred to in clause 2.

3.2

Employee shall, prior to the Termination Date or such earlier date as is specified by the Company, delete irretrievably any information relating to the business of the Company that he has stored on any magnetic or optical disk or memory and all matter derived from such sources which is in his possession or under his control outside the premises of the Company.

3.3

Until and during the Garden Leave period, and following the Termination Date, Employee will continue to keep secret all Confidential Information, and will not use it for his own or another’s advantage or reveal it to any other person, firm, company or organization.  The foregoing restriction shall not prevent the Employee from disclosing information which he is entitled to disclose under the Public Interest Disclosure Act of 1998, provided that the disclosure is made in accordance with the provisions of that Act.

3.4

Employee acknowledges that he has resigned from his positions as President of Hasbro Europe and as Interim Chief Marketing Officer, and shall resign immediately from any other office, directorship or other position that he holds in or on behalf of the Company or any Group Company.  The Employee irrevocably appoints the Company to be his attorney in his name and on his behalf to sign any instrument in order to give the Company (or its nominee) the full benefit of the provisions of this clause.

3.5

Until and during the Garden Leave period, Employee agrees to make himself available to, and to cooperate fully with, the Company or its advisors in any internal investigation or administrative, regulatory, judicial or quasi-judicial proceedings.  The Employee acknowledges that this could involve, but is not limited to, responding to or defending any regulatory or legal process, providing information in relation to any such process, preparing witness statements and giving evidence in person on behalf of the Company.  Employee further agrees to promptly and fully answer any requests for information received from the Company.

4.

NON-COMPETITION/NON-SOLICITATION

4.1

In consideration of payment to Employee of £1,000 (less tax and National Insurance Contributions), such payment to be made within 14 days of this date of the Agreement, Employee agrees and undertakes that from the date of this Agreement through and including December 31, 2007:

(a)

Employee will not directly or indirectly engage in any business or enterprise (whether as an owner, partner, officer, employee, director, investor, lender, consultant, independent contractor or otherwise, except as the holder of not more than one percent (1%) of the combined voting power of the outstanding stock of a publicly held company) with any of the entities identified on Schedule 1 to this Agreement; and

(b)

Either alone or in association with others, Employee will not solicit or permit any organisation directly or indirectly to solicit any Company employee to leave the Company’s employment (as applicable) or to terminate his relationship with the Company.  “Company employee” shall mean any person who was employed by the Company or any Group Company, for at least 3 months prior to the date of execution of this Agreement, and

i.

with whom Employee had material contact or dealings, or of whom Employee has or is likely to have had knowledge of their activities and skills by virtue of the performance of his duties of his employment; and

ii.

who had material contact with customers or suppliers of the Company in performing his or her duties of employment with the Company or any Group Company; or

iii.

who was a member of a management team or a design department, research and development team, or marketing team of the Company or any Group Company.

4.2

Employee acknowledges that the restrictions set forth in clause 4.1 are necessary for the protection of the business and goodwill of the Company and considers the restrictions to be reasonable for such purpose.  Employee agrees that any breach of clause 4.1 is likely to cause the Company substantial and irrevocable damage and that any breach of clause 4.1 would entail the inevitable use and/or disclosure of proprietary information and, therefore, in the event of any breach of clause 4.1 Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief without posting a bond or other security.

5.

WAIVER OF CLAIMS

5.1

Employee acknowledges that he has carefully considered the facts and circumstances relating to the terms of his contract of employment, his employment with the Company and the termination thereof and agrees and warrants that he will not institute any proceedings or complaints before an Employment Tribunal or Court arising out of or in connection with his contract, his employment with the Company (or any Group Company) or its termination, or his holding of office in the Company (or any Group Company) or his loss of office in respect of any of the following specific claims:

(a)

any claim for unfair dismissal under Part X of the Employment Rights Act 1996, including, but not limited to any claim for unfair dismissal arising out of a contravention of Part 3 of the Employment Act 2002, and any claim for unfair dismissal under s.103A of the Employment Rights Act 1996;

(b)

a claim under the Disability Discrimination Act 1995, including a claim for discrimination, harassment or victimisation;

(c)

a claim under the Employment Equality (Age) Regulations 2006, including a claim for discrimination, harassment or victimisation; and

(d)

a claim under any provision of directly applicable European law.

5.2

Employee agrees that the terms of this Agreement are in full and final settlement of the claims set out in clause 5.1 and any other claims or rights of action that Employee has or may have against the Company or any Group Company or any of their current or former officers, directors, stockholders, affiliates, attorneys, agents or employees (the “Released Parties”) arising out of or relating in any way to Employee’s employment with the Company or its termination, whether under common law, contract, statute or otherwise, whether such claims are or could be known to the parties or in their contemplation at the date of this Agreement in any jurisdiction. Employee hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Released Parties from all such claims referred to in clause 5.1 and this clause 5.2; provided however, that Employee shall retain the right to enforce this Agreement according to its terms.

5.3

Employee warrants to the Company, having taken advice as to his rights and remedies from the Adviser, that all of the claims that may be available to him arising out of his employment or the termination thereof are detailed in this clause 5, and that following completion of this Agreement, there is no claim open to him in law, either before an Employment Tribunal or Court of competent jurisdiction.

6.

INDEPENDENT ADVICE

6.1

Employee represents and warrants he has received independent legal advice from:

(Name of individual) Duncan Bain
(Name of Firm) Morgan Cole
(Address of Firm) Apex Plaza, Forbury Road,

(“the Adviser”) as to the terms and effect of this Agreement, and, in particular its effect on his ability to pursue his rights before an Employment Tribunal, and has procured, as a condition of this Agreement, that the Adviser signs the certificate annexed to this Agreement as Schedule 2.

6.2

There was in force when the Adviser gave the advice referred to above a policy of insurance covering the risk of any claim by Employee in respect of loss arising in consequence of the advice.

6.3The Adviser by signing the certificate annexed to this Agreement warrants that the circumstances set out in paragraphs 1 to 5 of the certificate are correct.

7.

GENERAL PROVISIONS

7.1

This Agreement shall be deemed to be without prejudice and subject to contract until such time as it is signed by both parties, when it shall be treated as an open document evidencing a binding agreement.  Employee agrees that the terms of this Agreement are offered by the Company without any admission of liability.

7.2

This Agreement is made under the provisions of: s203 of the Employment Rights Act of 1996; s9 of the Disability Discrimination Act 1995; and Schedule 5 of the Employment Equality (age) Regulations 2006 and the parties acknowledge that the conditions regulating compromise agreements under those acts and regulations have been satisfied.

7.3

Each party acknowledges and agrees with the other party that:

(a)

this Agreement constitutes the entire agreement and understanding between Employee and the Company and supersedes any previous agreement, communications, representations and negotiations (whether written or oral) between them relating to Employee’s employment by the Company or the termination thereof (including any agreement with any Group Company);

(b)

the only remedy available to it for breach of this Agreement shall be for breach of contract under the terms of this Agreement.

7.4

No variation of this Agreement shall be valid unless it is in writing and signed by each of the parties.

7.5

This Agreement may be executed in any number of counterparts, each of which, when executed, shall be original, and all the counterparts together shall constitute one and the same instrument.

7.6

This Agreement shall be governed by and construed in accordance with the law of England and Wales.  Each party irrevocably agrees to submit to the jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection with this Agreement.

IN WITNESS WHEREOF, Employee has executed this Agreement as a deed, and the Company has caused these presents to be executed in its name and on its behalf, as of the date hereof.

EMPLOYEE	HASBRO EUROPE
/s/ Simon Gardner	/s/ Alfred J. Verrecchia
Simon Gardner	By: Alfred J. Verrecchia

In the presence of

Witness Signature:	/s/ Oliver Grant-Adamson
Witness Name:	Oliver Grant-Adamson
Witness Address:

1

Schedule 1

JAKKS Pacific, Inc.

LeapFrog Enterprises, Inc.

LEGO Group

Mattel, Inc.

MGA Entertainment, Inc.

NAMCO BANDAI Holdings, Inc.

PLAYMOBIL

Spin Master Ltd.

TOMY Company, Ltd.

Vivid Imaginations Ltd.

VTech Holdings Ltd.

Including all parent, subsidiaries and affiliates thereof.

Schedule 2

ADVISER’S CERTIFICATE

I hereby confirm as follows:-

1.

I am a Barrister.

2.

I have advised Employee of the terms and effect of the above Agreement, and in particular, its effect on Employee’s ability to pursue the rights set out in the Agreement.

3.

I have advised Employee on all and any claims that he may have arising out of or in connection with his employment contract, his employment with the Employer or its termination, and these are set out in their entirety paragraph in clause 5 of the Agreement.

4.

I am not acting and have not acted in relation to this matter for the Company or for any associated employer.

5.

There is in force a policy of insurance covering the risk of a claim by Employee in respect of loss arising in consequence of the advice I have given.

/s/ Duncan Bain

Signed:

Name:

DUNCAN BAIN

Firm:

Morgan Cole

Address:

Apex Plaza, Forbury Road, READING

RG1 1AX

7 March 2007

Date:

3